Consent of Independent Accountants

We consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of Post-Effective Amendment No. 50 to the Registration Statement of The Royce Fund (consisting of Royce Micro-Cap Fund-Consultant Class, Pennsylvania Mutual Fund-Consultant Class, Royce GiftShares Fund-Consultant Class, Royce Financial Services Fund, and Royce Special Equity Fund) (the "Funds") on Form N-1A (File No. 2-80348) of our report dated February 10, 1999, on our audits of the financial statements and financial highlights of the Funds, which report is included in the Annual Reports for the Funds for the period ended December 31, 1998, which is incorporated by reference in the Registration Statement.

We also consent to the references to our firm under the caption "Independent Accountants and Financial Statements" in the Statement of Additional Information and under the heading "Financial Highlights Information" in such Prospectus.






PricewaterhouseCoopers LLP
Boston, Massachusetts
February 25, 1999